Exhibit 2


                               AMENDMENT NO. 1 TO
                                RIGHTS AGREEMENT

         THIS AMENDMENT No. 1 (the "Amendment"), dated as of December 19, 1999, is between Trenwick Group Inc., a Delaware corporation (the "Company") and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent").


                                    Recitals

         WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of September 24, 1997 (the "Rights Agreement");

         WHEREAS, LaSalle Re Holdings Limited, a Bermuda corporation ("LaSalle Holdings"), LaSalle Re Limited, a Bermuda corporation ("LaSalle Re"), Gowin Holdings International Limited, a Bermuda corporation ("New Holdings"), Trenwick Group (Delaware) Inc. ("Trenwick Delaware") and the Company, propose to enter into an Agreement, Scheme of Arrangement, Plan of Merger and Plan of Reorganization (the "Business Combination Agreement") pursuant to which, among other things, (i) the Company will merge with and into a single member Delaware limited liability company wholly-owned by Trenwick Delaware, with holders of the common stock, par value $.10 per share, of the Company receiving an equal number of Trenwick Delaware shares, (ii) Trenwick Delaware will exchange all of its assets and liabilities for a number of common shares of New Holdings equal to the number of shares of Trenwick Delaware then currently outstanding, which will be effected concurrently with the exchange of common shares of New Holdings with the shareholders of LaSalle Holdings and LaSalle Re on a one-for-one basis and
(iii) Trenwick Delaware will distribute all of the shares of New Holdings received by Trenwick Delaware to the holders of the shares of Trenwick Delaware in a complete liquidation of Trenwick Delaware;

         WHEREAS, in connection with the execution and delivery of the Business Combination Agreement, the Company and LaSalle Holdings will enter into Stock Option Agreements, pursuant to which the Company will grant LaSalle Holdings the option to purchase shares of common stock, par value $.10 per share, of the Company and LaSalle Holdings will grant to the Company the option to purchase common shares, par value $1.00 per share, of LaSalle Holdings, each upon the terms and subject to the conditions set forth therein;

         WHEREAS, in connection with the execution and delivery of the Business Combination Agreement, the Company and certain shareholders of LaSalle Holdings and LaSalle Re will enter into a Shareholders Agreement, pursuant to which such shareholders will agree to vote in favor of the transactions contemplated by the Business Combination Agreement;

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights
Agreement as set forth herein is necessary and desirable to reflect the foregoing and certain other matters, and the Company and the Rights Agent desire to evidence such amendment in writing.

         Accordingly, the parties agree as follows:

         1. Amendment of Section 1(a). Section 1 (a) of the Rights Agreement is amended by inserting the following at the end of the definition of "Acquiring Person" in Section 1(a):

                  "In addition, notwithstanding anything in this Agreement to the contrary, neither LaSalle Re Holdings Limited, a Bermuda corporation ("LaSalle Holdings"), LaSalle Re Limited, a Bermuda corporation ("LaSalle Re"), Gowin Holdings International Limited, a Bermuda corporation ("New Holdings"), Trenwick Group (Delaware) Inc. ("Trenwick Delaware") nor any Affiliate or Associate of LaSalle Holdings, LaSalle Re, New Holdings or Trenwick Delaware shall be deemed to be an Acquiring Person solely by virtue of the execution, delivery and performance of (w) the Agreement, Scheme of Arrangement, Plan of Merger and Plan of Reorganization, to be dated as of December 19, 1999, among LaSalle Holdings, LaSalle Re, New Holdings, Trenwick Delaware and the Company, as it may be amended or supplemented from time to time in accordance with its terms (the "Business Combination Agreement"), (x) the LaSalle Stock Option Agreement and the Trenwick Stock Option Agreement, each to be dated as of December 19, 1999, between the Company and LaSalle Holdings, as each may be amended or supplemented from time to time in accordance with its terms (together, the "Stock Option Agreements"), (y) the Shareholders Agreement, to be dated as of December 19, 1999, by and among the Company and certain shareholders of LaSalle Holdings and LaSalle Re, as it may be amended or supplemented from time to time in accordance with its terms (the "Shareholders Agreement") or (z) any of the transactions contemplated by the Business Combination Agreement, the Stock Option Agreements or the Shareholders Agreement."

         2. Amendment of Section 3(a). Section 3(a) of the Rights Agreement is amended by adding the following sentence at the end thereof:

         "Notwithstanding the foregoing or anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of the execution, delivery or performance of the Business Combination Agreement, the Stock Option Agreements or the Shareholders Agreement or solely by virtue of any of the transactions contemplated by the Business Combination Agreement, the Stock Option Agreements or the Shareholders Agreement."

         3. Amendment of Section 7(a). Section 7(a) of the Rights Agreement is amended by deleting such Section in its entirety and inserting in its place the following:

         "Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)
         (iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agents at the principal office or offices, of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one two-hundredths of a share (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the close of business on September 23, 2007 (the "Final Expiration Date"),
         (ii) the time at which the Rights are redeemed as provided in Sections 23 and 24 hereof or (iii) immediately prior to the effective time of the transactions (the "Restructuring") contemplated by and in accordance with the terms of the Business Combination Agreement, the Stock Option Agreements and the Shareholders Agreement (the earliest of
         (i),  (ii)  and  (iii)  being  herein  referred  to as the  "Expiration
         Date")."

4. Amendment of Section 11. Section 11 of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section:

         "Notwithstanding the foregoing, this Section 11 shall not apply to the restructuring or as a result of the execution and delivery of the Business Combination Agreement, the Stock Option Agreements, the Shareholders Agreement or the transactions contemplated thereby."

         5. Amendment of Section 13. Section 13 of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section:

         "Notwithstanding the foregoing, this Section 13 shall not apply to the Restructuring or as a result of the execution and delivery of the Business Combination Agreement, the Stock Option Agreements or the Shareholders Agreement or the transactions contemplated thereby."

         6. Effectiveness. This Amendment shall be deemed effective as of the date hereof as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and affect and shall be otherwise unaffected hereby.

         7. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date and year first above written.

                                                TRENWICK GROUP INC.


                                                By: /s/ James F. Billett, Jr.
                                                    ----------------------------
                                                Name:    James F. Billett, Jr.
                                                Title:   Chairman, President &
                                                         Chief Executive Officer

Attest:



/s/ John V. Del Col
    --------------------
Name:  John V. Del Col
Title: Senior Vice President,
       General Counsel & Secretary


                                                FIRST CHICAGO TRUST COMPANY
                                                OF NEW YORK
                                                as Rights Agent


                                                By: /s/ Michael S. Duncan
                                                    ----------------------------
                                                Name:   Michael S. Duncan
                                                Title:  Director, Corporate
                                                        Actions


Attest:


/s/ Mark Gherzo
----------------------
Name:    Mark Gherzo
Title:   Assistant Vice President